UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 31, 2021, Edgemode, Inc. (the “Company”) entered into a Master Agreement (the “Master Agreement”) with Compute North LLC (“Compute North”) providing the Company with colocation, managerial and other services at the Compute North data center facilities, including rack space, electrical power, ambient air cooling, internet connectivity and physical security for the Company’s miners (the “Hosting Services”). The Company paid Compute North a deposit of approximately $1,586,000 (the “Deposit”) to be used towards the fees under the Master Agreement. On September 22, 2022, Compute North (along with its affiliated debtors), filed for chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the Southern District of Texas under Chapter 11 of the U.S. Bankruptcy Code (11 U.S. Code section 101 et seq.). On January 25, 2023 the Company received a return of $894,355 of the Deposit. The ultimate outcome of the bankruptcy process, and its impact and the Company’s return of the remaining amount of the Deposit, remains to be determined. The Company has terminated the Master Agreement effective January 4, 2023 and seeking replacement Hosting Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: January 27, 2023	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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